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Exhibit 23.2

CONSENT OF PRICEWATERHOUSECOOPERS LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-149772, 333-158080 and 333-162275) and Form S-8 (Nos. 333-139810, 333-149773 and 333-158070) of Affymax, Inc. of our report dated March 12, 2008 relating to the financial statements, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP San Jose, California March 3, 2010

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  Exhibit 23.2
CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM